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                                 EXHIBIT 5.1



                       CLAUDIA J. ZAMAN ATTORNEY AT LAW
                        21800 Oxnard Street Suite 440
                           Woodland Hills CA 91367
                                (818) 598-6774
                           (818) 598-6778 Facsimile

                              December 19, 2000


Securities and Exchange Commission
Washington, D.C. 20549

Dear Sirs:

Re: OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN REGISTRATION STATEMENT ON FORM S-8 OF ORION TECHNOLOGIES, INC.

         I am special counsel for the above mentioned Company and I have prepared the registration statement on Form S-8. I hereby consent to the inclusion and reference to my name in the Registration Statement on Form S-8 for Orion Technologies, Inc.

         It is my opinion that the securities of Orion Technologies, Inc. and those which are registered with the Securities and Exchange Commission pursuant to Form S-8 Registration Statement of Orion Technologies, Inc. have been legally issued and will be, when issued, legally issued, fully paid and non-assessable.


                                           Sincerely,

                                           CLAUDIA J. ZAMAN ATTORNEY AT LAW


                              /s/   Claudia J. Zaman
                                 ---------------------
                                 Claudia J. Zaman

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